June 12, 2018

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale from time to time by the selling shareholders identified in the prospectus (the “Selling Stockholders”) constituting part of the Registration Statement up to 602,679 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), consisting of (a) 308,224 shares of Common Stock that were issued upon conversion of certain outstanding convertible notes (the “Shares”) held by the Selling Stockholders, (b) 294,455 shares of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”) held by the Selling Stockholders (the “Warrant Shares”, together with Shares the “Securities”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), each of which has been filed with the Commission as an exhibit to the Registration Statement; and (iii) the records of the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith. We have reviewed such other matters and made such other inquiries as we have deemed necessary to render the opinions expressed herein. For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including without limitation, the Charter and that all signatures on each such document are genuine.

In rendering our opinion below, we have also assumed that: (i) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of a Warrant Share; (ii) the Board of Directors of the Company will adopt a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the Delaware General Corporation Law (the “DGCL”), prior to their issuance; and (iii) the issuance of each Share and Warrant Share will be duly noted in the Company’s stock ledger upon its issuance. We have not verified any of those assumptions.

Our opinion set forth below is limited to the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, it is our opinion that:

1. The Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

2. The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP